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[GRAPHIC LOGO OMITTED]                 OCWEN ASSET INVESTMENT CORP.
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FOR IMMEDIATE RELEASE             FOR FURTHER INFORMATION, CONTACT:
                                  A. RICHARD HURWITZ
                                  VP, CORPORATE COMMUNICATIONS & MARKETING
                                  T: (561) 682-8575
                                  F: (561) 682-8177 or e-mail:rhurwitz@ocwen.com
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                     OCWEN ASSET INVESTMENT CORP. ANNOUNCES
              RECEIPT OF PROPOSAL FROM OCWEN FINANCIAL CORPORATION
                       REGARDING BUSINESS COMBINATION AND
                POSTPONEMENT OF 1999 ANNUAL SHAREHOLDERS MEETING


WEST PALM BEACH, FL - (April 16, 1999) Ocwen Asset Investment Corp., a publicly traded REIT (NYSE: OAC), announced today that it received a proposal from Ocwen Financial Corporation (NYSE: OCN) regarding a possible business combination between Ocwen Financial and Ocwen Asset Investment Corp. In addition, OAC announced the postponement of its 1999 Annual Meeting of Shareholders originally scheduled for May 12, 1999.

PROPOSAL TERMS

Under Ocwen Financial's proposal, a newly-formed subsidiary would merge into OAC in a taxable transaction, and each outstanding share of common stock of OAC
(other than those owned by Ocwen Financial or its subsidiaries) would be converted at a fixed ratio into 0.57 shares of common stock of Ocwen Financial. The closing price of OAC common stock on the New York Stock Exchange on April 15, 1999 was $4.00, and the closing price of Ocwen Financial common stock on the New York Stock Exchange on that date was $9.125. Ocwen Financial has indicated that its proposal requires OAC to pay its final 1998 dividend (which has been deferred by the Board of Directors of OAC and is expected to range from $14.6 million, or $0.77 per share, to $16.1 million, or $0.85 per share) prior to the consummation of the proposed transaction between Ocwen Financial and OAC. There can be no assurance, however, as to whether or when that dividend will actually be paid. Ocwen Financial's proposal is subject to, among other things, the satisfactory negotiation of final terms of an acquisition agreement. There can be no assurance that the parties will agree to final terms or that any possible business combination will be consummated. Consummation of Ocwen Financial's proposal would be subject to approval by the OAC shareholders.

SPECIAL COMMITTEE

OAC's Board of Directors intends to appoint a Special Committee consisting of three independent directors to consider Ocwen Financial's proposal. The Special Committee will have authority to retain independent financial advisors and legal counsel.

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Ocwen Asset Investment Corp.
Business Combination and
Postponement of Annual Shareholders Meeting
April 16, 1999


OAC has approximately 18,965,000 shares of common stock outstanding, of which Ocwen Financial and certain of its subsidiaries and officers hold 1,653,300, or approximately 8.7 percent. In addition, OAC has outstanding $143.0 million aggregate principal amount of 11 1/2% Redeemable Notes due 2005, which contain change of control provisions that require OAC under certain circumstances to repurchase all outstanding Notes at a purchase price equal to 101 percent of the principal amount thereof, plus accrued and unpaid interest. OAC does not believe that consummation of the proposed transaction between Ocwen Financial and OAC described above would trigger OAC's obligation to repurchase these Notes.

A wholly-owned subsidiary of Ocwen Financial is the manager of OAC, and one director and one executive officer of Ocwen Financial are members of the Board of Directors of OAC.

POSTPONEMENT OF 1999 ANNUAL MEETING OF SHAREHOLDERS

OAC has announced the postponement of its 1999 Annual Meeting of Shareholders originally scheduled to take place on May 12, 1999, pending the Special Committee's analysis of Ocwen Financial's proposal. As previously announced, the OAC shareholders were to consider a proposal to terminate OAC's status as a REIT at the previously scheduled May meeting.

OAC is a real estate investment trust (commonly known as a REIT) headquartered in West Palm Beach, Florida. OAC has invested historically in underperforming commercial real estate, subordinate commercial mortgage-backed securities, and subordinate and residual residential mortgage-backed securities.

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "ESTIMATE," "EXPECT," "WILL," OR FUTURE OR CONDITIONAL VERB TENSES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, OAC'S RESPONSE TO OCWEN FINANCIAL'S PROPOSAL TO OAC, THE RESULTS OF ANY NEGOTIATIONS BETWEEN OCWEN FINANCIAL AND OAC, ANY COMPETING PROPOSALS FROM THIRD PARTIES, THE ABILITY OF OCWEN FINANCIAL AND OAC TO CONSUMMATE ANY POSSIBLE BUSINESS COMBINATION TO WHICH THE PARTIES AGREE AND THE MARKET PRICES OF THE COMMON STOCK OF OCWEN FINANCIAL AND OAC. FOR ADDITIONAL FACTORS THAT MAY IMPACT FORWARD-LOOKING STATEMENTS IN THIS DOCUMENT OR OTHER FORWARD-LOOKING STATEMENTS MADE BY OAC FROM TIME TO TIME, PLEASE REFER TO
EXHIBIT 99.2 TO OAC'S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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